UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Ave., 12th Floor New York, New York		10106
(Address of Principal Executive Offices)		(Zip Code)

(716) 371-1125

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective as of January 19, 2022, Dr. Richard Gaster resigned from his position as a member of the Board of Directors (the “Board”) of Elevation Oncology, Inc. (the “Company”) and from all committees of the Board on which he served. Dr. Gaster’s resignation did not result from any disagreement with the Company or due to any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Gaster’s resignation, the Board appointed Dr. Colin Walsh as a member of the Board’s Audit Committee to fill the vacancy left by Dr. Gaster. Based on the Board’s review and assessment of Dr. Walsh’s qualifications and skills, the Board affirmatively determined Dr. Walsh to be an independent director, as such term is defined under the rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Elevation Oncology, Inc.

Date: January 21, 2022	By:	/s/ Shawn Leland
Shawn Leland, Pharm.D., R.Ph.
President and Chief Executive Officer

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